Exhibit 3.9(b)
BY-LAWS
OF
CASH UNLIMITED OF ARIZONA, INC.
ARTICLE I.
STOCKHOLDERS’ MEETINGS
     Section 1. Annual Meetings. The annual meetings of the stockholders shall be held at 9:00 o’clock A.M., on the 3rd Friday of January of each year at the principal office of the corporation provided, however, that whenever such date falls upon a legal holiday the meeting shall be held on the next succeeding business day. At such meeting of the stockholders, the stockholders shall elect directors to serve until their successors shall be elected and qualified.
     Section 2. Special Meetings. Special meetings of the stockholders may be held at the principal office of the Company whenever called in writing by the President, the Vice President, a majority of the Board of Directors, or the holder of twenty-five percent of the issued and outstanding stock,
     Section 3. The calls and notices of all meetings of stockholders shall conform to the provisions of ARTICLE VIII of these by-laws.
     Section 4. The President, and in his absence, the Vice President, shall preside at all such meetings.
     Section 5. The cumulative system of voting as required by the laws of the State of Arizona shall be followed in the election of Directors. On all other matters, each stockholder shall be entitled to cast one vote for each share of stock held in his name. All votes may be cast by the stockholders either in person or by proxy. All proxies shall be in writing and shall be filed with the Secretary. If instructed, the Secretary shall enter a record of suchproxies in the minutes of the meeting.
     Section 6. Registered Stockholders. At all meetings of the stockholders, only such persons shall be entitled to vote in person or by proxy as appear as stockholders upon the transfer books of the corporation ten days preceding the date of the meeting unless the stockholders, by a majority vote of the issued and outstanding stock, by resolution grant the privilege of voting to stockholders appearing as stockholders upon a later transfer date preceding such meeting.
     Section 7. Quorum. At any meeting of the stockholders, the holders of a majority of the issued and outstanding shares of the corporation present in person or by proxy shall constitute a quorum of the stockholders for all purposes. In the absence of a quorum of the stockholders, the chairman of the meeting may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 8. All informalities and/or irregularities in calls, notices of meeting and in the matter of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting.
ARTICLE II.
Board of Directors
     Section 1. The business and property of the corporation shall be managed by its Board of Directors, consisting of two.
     Section 2. Vacancies. In case of any vacancy in the Board of Directors, the remaining members of the Board may-elect a successor director or directors to hold office until the next meeting of the stockholders if, at the time such directors filling any such vacancies shall be the owners of a sufficient amount of the issued and outstanding capital stock of the company elect such director or directors, or if they receive the written consent of the holders of so much of said stock to such election. Any meeting at which such director or directors may be elected shall be deemed a stockholders’ meeting insofar as the election of such director or directors may be concerned.
     Section 3. Regular Meetings. The regular meetings of the directors shall be held at the principal office of the corporation immediately after the adjournment of each annual stockholders’ meeting; and also at such other times at regular intervals as the Board of Directors may from time to time by resolution require.
     Section 4. Special Meetings. Special meetings of the Board of Directors shall be held at the same place whenever called by the President, the Vice President or by a majority of the Board. By unanimous consent of the directors, special meetings of the Board may be held without call or notice at any time or place. Notice of all calls and meetings of the Board of Directors shall be as provided in ARTICLE VIII of these by-laws.
     Section 5. Quorum. General business of the corporation shall be transacted at a Board of Directors’ meeting only upon a quorum of all Directors being present in person or by proxy and by the affirmative majority vote of the Board of Directors.
ARTICLE III.
Officers
     Section 1. Directors shall elect the officers of the corporation as provided in the Articles of Incorporation, and such officers shall be elected at the first meeting of the Directors immediately following the annual meeting of the stockholders.
     Section 2. The Board of Directors may appoint such other officers as they shall deem necessary, who shall have such authority to perform such duties as may fee prescribed from time to time by the Board of Directors.
     Section 3. All officers and agents shall be subject to removal at any time by the affirmative majority vote of the whole Board of Directors.
ARTICLE IV.
President
     The President shall be the chief executive of the Company, and shall exercise general supervision over its property and its affairs. He shall sign on behalf of the Company all certificates of stock, conveyances, mortgages and contracts, and shall do and perform all acts and things which the Board of Directors may require of him. He shall receive such compensation for his services as may be fixed by the Board of Directors.
ARTICLE V.
Vice President
     In the event of the President’s absence or inability to act, the Vice President shall have the powers of the President. He shall perform such other duties as the Board of Directors may impose upon him, and shall receive such compensation as may be fixed by the Board of Directors.
ARTICLE VI.
Secretary
     The Secretary shall keep the minutes of the Company, and such books as the by-laws or the resolution of the Directors may require him to keep. He shall sign on behalf of the Company all certificates of stock, conveyances, mortgages and contracts, shall be custodian of the Seal of the company, and shall affix the Seal to all papers and instruments requiring it, should said Seal be resolved to be required for the corporation. Said secretary shall perform such other services as the Board of Directors may impose upon the Secretary, and shall receive such compensation as the Board may allow.
ARTICLE VII.
Treasurer
     The Treasurer shall have the custody and control of the funds of the Company, subject to the action of the Board of Directors, and shall report the state of the finances of the Company at each annual meeting of the stockholders, and at any special meeting of the directors when requested by the President so to do. He shall perform such other services as the Board of Directors may require of him and shall receive such compensation as the Board of Directors may allow.
ARTICLE VIII.
Calls and Notices of Meetings
     Section 1. Whenever all of the stockholders shall meet in person or by proxy, such meetings shall be valid for all purposes without call or notice, and at such meetings any corporate action may be taken. Whenever all of the directors meet, such meetings shall be valid for all purposes without call or notice. No call or notice of any meeting of stockholders or directors shall be necessary if waiver of call and notice be signed by all of the stockholders or directors,whichever the case may be.
     Section 2. At least ten days (inclusive of the date of meeting) before the date of any meeting of the stockholders, the Secretary, when requested by the President (or in his absence, the Vice President), or a majority of the Board of Directors, shall cause a written notice setting forth the time, place and general purpose of the meetings, to be delivered personally or by mail, with postage prepaid, to each stockholder of record at his last post office address as it appears on the books of the company.
     Section 3. Regular or special meetings of the Board of Directors may be called by the President (or in his absence, the Vice President), or by a majority of the Board of Directors, and notice of such meeting shall be given by the Secretary at least twenty-four hours before the time fixed for the meeting, and such notice shall specify the time, place, and general purpose of the meeting, and shall be delivered personally or mailed postage prepaid, to each Director at his last post office address as it appears on the books of the company.

ARTICLE IX.
Seal
     The Seal of the Corporation shall be impressed as follows:
ARTICLE X.
Stock Certificates
     Section 1. Forms of Certificate. Each certificate of stock shall express on its face no par value per share, and shall indicate that the shares are fully paid and non-assessable.
     Section 2. Issuance. All certificates of stock shall be signed by the President or Vice President and by the Secretary, and the Seal of the company shall be impressed thereon. The name of the owner of each certificate and the number of shares represented by it shall be entered on its stub, and each certificate issued by the company shall be receipted for by the person receiving it or by his duly authorized agent, either on the stub of the certificate or on a separate receipt, which shall be kept by the Secretary.
     Section 3. Transfer. Certificates of stock shall be transferred by assignment made by the owner, his attorney in fact or legal representative, and by delivery of the certificate to the Secretary of the Company for transfer. Each certificate surrendered for transfer shall be marked “cancelled” by the Secretary and an incision on the certificate shall be made through the names of the subscribing officers, and the cancelled certificate shall be affixed to its stub.
     Section 4. Lost Certificates. Should the owner of any certificate of stock make application to the company for the issuance of a duplicate certificate by reason of the loss or destruction of his certificate, he shall accompany his application by an affidavit setting forth the time, place and circumstances of such loss or destruction. Should the Board of Directors be satisfied, from the matter set forth in said affidavit, the said certificate has been lost or destroyed, the Board of Directors may thereupon call upon the owner of said certificate to file with the Secretary of the company a bond in such amount and with such surety or sureties as the Board may determined, indemnifying the Company against such loss as it may suffer by reason of the issuance of a duplicate certificate or the refusal to recognize the certificate that was lost or destroyed. In the event of the approval of such bond by the Board of Directors, the Board may thereupon authorize the issuance of a duplicate certificate. The duplicate certificate the issuance of a duplicate certificate. The duplicate certificate shall be marked “Duplicate”, and the stub of the certificate lost or destroyed shall indicate the issuance of the duplicate.
ARTICLE XI.
Dividends
     Dividends on the issued and outstanding stock from the surplus or net profits of the Company may be declared by the Board of Directors from time to time.
ARTICLE XII.
Amendment and Repeal
     These by-laws may be amended and repealed, or new by-laws may be adopted, at any meeting of the stockholders, by a resolution adopted by the holders of a majority of the issued and outstanding stock. These by-laws may also be amended and repealed, or new by-laws may be adopted, at any meeting of the Board of Directors. No notice need be given of any action concerning these by-laws previous to any such meeting, if the proposed amendment, repeal or adoption of new by-laws is one of necessity arising out of such meeting, and is in furtherance of the legitimate aims of the corporation.

EXHIBIT “A”
TO
CASH UNLIMITED OF ARIZONA, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 1 of 3)
Article I, Section 1, is amended as follows:
Section 1. The annual meeting of the stockholders of the corporation for election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time and at such place, in or outside the State of Arizona, as may be determined by the Board of Directors.
Article I, Section 4, is amended as follows:
The Chief Executive Officer, and in his absence, a Vice President, shall preside at all such meetings.
Article II, Section 4 is amended as follows:
Section 4. Special Meetings. Special meetings of the Board of Directors shall be held at the same place whenever called by the Chief Executive Officer, President, a Vice-President or by a majority of the Board. By unanimous consent of the directors, special meetings of the Board may be held without call or notice at any time or place. Notice of all calls and meetings of the Board of Directors shall be as provided in Article VIII of the By-Laws.
Article III, Section 1, is amended as follows:
Officers
Section 1. The officers of the corporation shall be chosen by the Board of Directors, at the first meeting of Directors following the annual meeting of the stockholders, and shall be a Chief Executive Officer, Executive Vice President, Chief Financial Officer, Senior Vice President and Secretary. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer, President (if any) and Secretary. The Board of Directors may also choose such other officers, assistant officers and agents as may be deemed necessary.

EXHIBIT “A”
TO
CASH UNLIMITED OF ARIZONA, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 2 of 3)
Article IV, is amended as follows:
Chief Executive Officer
The Chief Executive Officer of the Company shall exercise general supervision over its property and its affairs. He shall sign on behalf of the Company all certificates of stock conveyances, mortgages and contracts, and shall do and perform all acts and things which the Board of Directors may require of him. He shall receive such compensation for his services as may be fixed by the Board of Directors.
Article IV, is further amended as follows:
Article IV (a)
President
The President, if any, in the absence of the Chief Executive Officer, or in the event of his death inability or refusal to act; the President shall perform the duties and exercise the powers of the Chief Executive Office. The President shall have such powers and perform such other duties as may be delegated to him by the Board of Directors or Chief Executive Officer.
Article VII, is amended as follows:
Chief Financial Officer
The Chief Financial Officer shall have the custody and control of the funds of the Company, subject to the action of the Board of Directors, and shall report the state of finances of the Company at each annual meeting of the stockholders, and at any special meeting of the directors when requested be the Chief Executive Officer to do so. He shall perform such other services as the Board of Directors may require of him and shall receive such compensation as the Board of Directors may allow.

EXHIBIT “A”
TO
CASH UNLIMITED OF ARIZONA, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 3 of 3)
Article VIII, Section 3, is amended as follows:
Section 3. Regular and special meetings of the Board of Directors may be called by the Chief Executive Officer, or in his absence the President, or in the absence of the Chief Executive Officer and President, any Vice-President, or by a majority of the Board of Directors, and notice of such meeting shall be given by the Secretary at least twenty-four hours before the time fixed for the meeting, and such notice shall specify the time, place and general purpose of the meeting, and shall be delivered personally or mailed postage prepaid, to each Director at his last post office address as it appears on the books of the company.
Article X, Section 2, 1st Sentence, is amended as follows:
Section 2. Issuance. All certificates of stock shall be signed by the Chief Executive Officer or President or Vice-President and by the Secretary, and the Seal of the Company shall be impressed thereon.
The remainder of this section remains unchanged.